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Deed of Trust
Security Agreement - Financing Statement

Terms

Date:   April 23, 2007

Grantor:	RCI HOLDINGS, INC., a Texas corporation

Grantor's Mailing Address:

RCI HOLDINGS, INC. c/o
Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

Trustee:	Carey Walker

Trustee's Mailing Address:

2501 Parkview Drive, Suite 123
Fort Worth, Texas 76102
Tarrant County

Lenders:	THOMAS FELSENTHAL and CONRAD E. SCHUBERTH

Lenders' Mailing Address:

8949 Random Road
Fort Worth, TX 76179-2741

Obligation

Note

Deed of Trust
Security Agreement - Financing Statement

Date:    April 23, 2007

Original principal amount:    $2,400,000.00

Borrower:    RCI HOLDINGS, INC.

Lenders:    THOMAS FELSENTHAL and CONRAD E. SCHUBERTH

Maturity date:    April 23, 2013

Terms of Payment:    As provided in the note.

Other Debt:

None.

Property (including any improvements):

See Exhibit "A" attached hereto and incorporated herein for all purposes.

Personal Property: All of Grantor's property constituting personal property located in or on and used in the enjoyment of the Property.

DESCRIPTION OF COLLATERAL COVERED BY SECURITY AGREEMENT/FINANCING STATEMENT:

Any and all of Grantor's equipment, furniture, licenses, permits and fixtures located on the Property.

In addition to creating a deed-of-trust lien on all the real and other property described above, Grantor also grants to Lenders a security interest in all of the above-described personal property pursuant to and to the extent permitted by the Texas Uniform Commercial Code.

In the event of a foreclosure sale under this deed of trust, Grantor agrees that all the Property may be sold as a whole at Lenders' option and that the Property need not be present at the place of sale.

Prior Lien:

None.

Deed of Trust
Security Agreement - Financing Statement

Other Exceptions to Conveyance and Warranty:

Liens described as part of the Consideration and any other liens described in the deed to Grantor as being either assumed or subject to which title is taken; all presently recorded and validly existing easements, rights-of-way, and prescriptive rights; all presently recorded and validly existing instruments, other than conveyances of the surface fee estate, that affect the Property; and taxes for 2007, and subsequent assessments for that and prior years due to change in land usage, ownership, or both.

For value received and to secure payment of the Obligation, Grantor conveys the Property to Trustee in trust. Grantor warrants and agrees to defend the title to the Property, subject to the Other Exceptions to Conveyance and Warranty. On payment of the Obligation and all other amounts secured by this deed of trust, this deed of trust will have no further effect, and Lenders will release it at Grantor's expense.

Clauses and Covenants

A.	Grantor's Obligations

Grantor agrees to-

1.    keep the Property in good repair and condition;

2.    pay all taxes and assessments on the Property before delinquency;

3.    defend title to the Property subject to the Other Exceptions to Conveyance and Warranty and preserve the lien's priority as it is established in this deed of trust;

4.    maintain, in a form acceptable to Lenders, an insurance policy that contains:

(i) comprehensive general liability insurance in an amount of no less than $3,000,000 per occurrence and (ii) casualty insurance covering the Improvements in an amount of no less than $2,000,000 ("Required Insurance Coverages"), issued by insurers reasonably acceptable to Lenders, and deliver evidence of the Required Insurance Coverages in a form reasonably acceptable to Lenders at least ten days before the expiration of the Required Insurance Coverages. Both policies shall name Lenders as an additional insured and the casualty insurance policy shall name Lenders as the loss payee thereunder; and contain such other coverage as Lenders may reasonably require; (iii) Lenders may obtain the above-described insurance coverages at Grantor's expense in the event that Grantor fails to obtain the required insurance coverages;

Deed of Trust
Security Agreement - Financing Statement

5.    deliver the insurance policies to Lenders within ten days of the date of this deed of trust and deliver renewals to Lenders at least fifteen days before expiration;

6.    obey all laws, ordinances, and restrictive covenants applicable to the Property;

7.    keep any buildings occupied as required by the insurance policies;

8.    if the lien of this deed of trust is not a first lien, pay or cause to be paid all prior lien notes and abide by or cause to be abided by all prior lien instruments; and

9.    notify Lenders of any change of address.

B.	Lenders' Rights

1.    Lenders or Lenders' mortgage servicer may appoint in writing a substitute trustee, succeeding to all rights and responsibilities of Trustee.

2.    If the proceeds of the Obligation are used to pay any debt secured by prior liens, Lenders are subrogated to all the rights and liens of the holders of any debt so paid.

3.    If Lenders reasonably determine that repairs to the improvements are economically feasible, Lenders will make the insurance proceeds available to Grantor for repairs or replacement; otherwise, Lenders may apply any proceeds received under the insurance policies to reduce the Note.

4.    Notwithstanding the terms of the Note to the contrary, and unless applicable law prohibits, all payments received by Lenders from Grantor with respect to the Obligation or this deed of trust may, at Lenders' discretion, be applied first to amounts payable under this deed of trust and then to amounts due and payable to Lenders with respect to the Obligation, to be applied to late charges, principal, or interest in the order Lenders in their discretion determine.

5.    If Grantor fails to perform any of Grantor's obligations, Lenders may perform those obligations and be reimbursed by Grantor on demand for any amounts so paid, including attorney's fees, plus interest on those amounts from the dates of payment at the rate stated in the Note for matured, unpaid amounts. The amount to be reimbursed will be secured by this deed of trust.

6.    If there is a default on the Obligation or if Grantor fails to perform any of Grantor's obligations and the default continues after any required notice of the default and the time allowed to cure, Lenders may-

a.    declare the unpaid principal balance and earned interest on the Obligation immediately due;

Deed of Trust
Security Agreement - Financing Statement

b.    direct Trustee to foreclose this lien, in which case Lenders or Lenders' agent will cause notice of the foreclosure sale to be given as provided by the Texas Property Code as then in effect; and

c.    purchase the Property at any foreclosure sale by offering the highest bid and then have the bid credited on the Obligation.

7.    Lenders may remedy any default without waiving it and may waive any default without waiving any prior or subsequent default.

C.	Trustee's Rights and Duties

If directed by Lenders to foreclose this lien, Trustee will-

1.    either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then in effect;

2.    sell and convey all or part of the Property "AS IS" to the highest bidder for cash with a general warranty binding Grantor, subject to the Prior Lien and to the Other Exceptions to Conveyance and Warranty and without representation or warranty, express or implied, by Trustee;

3.    from the proceeds of the sale, pay, in this order-

a.    expenses of foreclosure, including a reasonable commission to Trustee;

b.    to Lenders, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;

c.    any amounts required by law to be paid before payment to Grantor; and

d.    to Grantor, any balance; and

4.    be indemnified, held harmless, and defended by Lenders against all costs, expenses, and liabilities incurred by Trustee for acting in the execution or enforcement of the trust created by this deed of trust, which includes all court and other costs, including attorney's fees, incurred by Trustee in defense of any action or proceeding taken against Trustee in that capacity.

D.	General Provisions

1.    If any of the Property is sold under this deed of trust, Grantor must immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor will become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

Deed of Trust
Security Agreement - Financing Statement

2.    Recitals in any trustee's deed conveying the Property will be presumed to be true.

3.    Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4.    This lien will remain superior to liens later created even if the time of payment of all or part of the Obligation is extended or part of the Property is released.

5.    If any portion of the Obligation cannot be lawfully secured by this deed of trust, payments will be applied first to discharge that portion.

6.    Grantor assigns to Lenders all amounts payable to or received by Grantor from condemnation of all or part of the Property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the Property. After deducting any expenses incurred, including attorney's fees and court and other costs, Lenders will either release any remaining amounts to Grantor or apply such amounts to reduce the Obligation. Lenders will not be liable for failure to collect or to exercise diligence in collecting any such amounts. Grantor will immediately give Lenders notice of any actual or threatened proceedings for condemnation of all or part of the Property.

7.    Grantor assigns to Lenders absolutely, not only as collateral, all present and future rent and other income and receipts from the Property. Grantor warrants the validity and enforceability of the assignment. Grantor may as Lenders' licensee collect rent and other income and receipts as long as Grantor is not in default with respect to the Obligation or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the Obligation and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due with respect to the Obligation and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the Obligation or performance of this deed of trust, Lenders may terminate Grantor's license to collect rent and other income and then as Grantor's agent may rent the Property and collect all rent and other income and receipts. Lenders neither have nor assume any obligations as lessor or landlord with respect to any occupant of the Property. Lenders may exercise Lenders' rights and remedies under this paragraph without taking possession of the Property. Lenders will apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Lenders' rights and remedies and then to Grantor's obligations with respect to the Obligation and this deed of trust in the order determined by Lenders. Lenders are not required to act under this paragraph, and acting under this paragraph does not waive any of Lenders' other rights or remedies. If Grantor becomes a voluntary or involuntary debtor in bankruptcy, Lenders' filing a proof of claim in bankruptcy will be deemed equivalent to the appointment of a receiver under Texas law.

Deed of Trust
Security Agreement - Financing Statement

8.    Interest on the debt secured by this deed of trust will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the debt.

9.    In no event may this deed of trust secure payment of any debt that may not lawfully be secured by a lien on real estate or create a lien otherwise prohibited by law.

10.    When the context requires, singular nouns and pronouns include the plural.

11.    The term Note includes all extensions, modifications, and renewals of the Note and all amounts secured by this deed of trust.

12.    Grantor represents to Lenders that no part of the Property is exempt as homestead from forced sale under the Texas Constitution or other laws.

13.    Grantor agrees to furnish on Lenders' request evidence satisfactory to Lenders that all taxes and assessments on the Property have been paid prior to delinquency.

14.    This deed of trust binds, benefits, and may be enforced by the successors in interest of all parties.

15.    If Grantor and Borrower are not the same person, the term Grantor includes Borrower.

16.    Grantor and each surety, endorser, and guarantor of the Obligation waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

17.    Grantor agrees to pay reasonable attorney's fees, trustee's fees, and court and other costs of enforcing Lenders' rights under this deed of trust if this deed of trust is placed in the hands of an attorney for enforcement.

18.    If any provision of this deed of trust is determined to be invalid or unenforceable, the validity or enforceability of any other provision will not be affected.

19.    The term Lenders include any mortgage servicer for Lenders.

Deed of Trust
Security Agreement - Financing Statement

20.    Grantor represents that this deed of trust and the Note are given for the following purposes:

The debt evidenced by the Note is in part payment of the purchase price of the Property; the debt is secured both by this deed of trust and by a vendor's lien on the Property, which is expressly retained in a deed to Grantor of even date. This deed of trust does not waive the vendor's lien, and the two liens and the rights created by this deed of trust are cumulative. Lenders may elect to foreclose under either of the liens without waiving the other or may foreclose under both.

RCI HOLDINGS, INC., a Texas corporation,

/s/ Eric Langan
ERIC LANGAN, President

STATE OF TEXAS	)

COUNTY OF TARRANT	)

This instrument was acknowledged before me on April 23rd , 2007, by ERIC LANGAN, as the President of RCI HOLDINGS, INC , a Texas corporation, on behalf of said corporation.

/s/ Drex Baker
Notary Public, State of Texas
My commission expires: 10/5/2008
NOTARY SEAL

AFTER RECORDING RETURN TO:

Orth, Hrabal & Orth
2501 Parkview Drive
Fort Worth, TX 76102
Tel: (817) 332-7103
Fax: (817) 870-2997

Deed of Trust
Security Agreement - Financing Statement

Lot 6-A-R2, in Block 5, of ALTA MERE ADDITION, an addition to the City of Fort Worth, Tarrant County, Texas, according to the Map or Plat thereof recorded in Cabinet B, Slide 2751, Plat Records, Tarrant County, Texas.

Exhibit "A"